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                                                                  EXHIBIT 10.12



                         [PHARMACIA & UPJOHN LETTERHEAD]



October 7, 1999



Thomas Okarma, Ph.D., M.D.
President and CEO
Geron Corporation
230 Constitution Drive
Menlo Park, CA 94025



Dear Tom:

I'm following up on our earlier telephone conversation concerning Pharmacia & Upjohn's decision relating to Article 2.7 of the License and Research Collaboration Agreement between Pharmacia & Upjohn and Geron Corporation (Effective Date: April 7, 1997).

Pharmacia & Upjohn hereby notifies Geron that it wishes to extend the Research Term and Selection Period for an additional one (1) year from the normal termination date of April 7, 2000.

Based on internal discussions, we would like to enter into dialog with Geron, at the earliest opportunity, concerning the future direction of the collaboration. This discussion would involve further resource allocations at Pharmacia & Upjohn and Geron to maximize the likelihood of identifying an acceptable telomerase inhibitor candidate for development consideration. This discussion would also include the possibility of extending the agreement for up to one year beyond the one-year extension referred to above.

Kind regards and best wishes.

Sincerely,

/s/ DOUGLAS R. MORTON, JR.
----------------------------------------------
Douglas R. Morton, Jr., Ph.D.
Group Vice President
Technology Acquisition & Skillbase Development